                                                         EXHIBIT 10.24

                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT dated as of July 8, 1997 (the "GUARANTY AGREEMENT"), is given by FOUNDATION HEALTH SYSTEMS, INC., a Delaware corporation (the "GUARANTOR"), for the benefit of FIRST SECURITY BANK, NATIONAL ASSOCIATION (formerly known as First Security Bank of Utah, N.A.), a national banking association, not individually but solely as Owner Trustee under the FH Trust 1995-1 (together with its successors and permitted assigns, the "OWNER TRUSTEE"), as lessor under the Lease (hereinafter defined).

                          W I T N E S S E T H:

     WHEREAS, the Owner Trustee, Foundation Health Medical Services, Inc., a California corporation ("FHMS") and a wholly-owned subsidiary of Foundation Health Corporation, a Delaware corporation ("FHC"), FHC, the Lenders (hereinafter defined), the Holders (hereinafter defined) and the Agent (hereinafter defined) have entered into that certain Participation Agreement dated as of May 25, 1995 (the "ORIGINAL PARTICIPATION AGREEMENT" and as amended by (a) the Assignment, Consent and Second Amendment (as defined below), (b) the Third Amendment to Operative Agreements dated as of the date hereof, and (c) as the same may be further amended from time to time after the date hereof, the "PARTICIPATION AGREEMENT") which describes and references certain Operative Agreements (hereinafter defined) and provided for a financing of certain real estate assets provided by the Lenders and the Holders in favor of FHMS;

     WHEREAS, the parties to the Original Participation Agreement have entered into, among other agreements, that certain Assignment, Consent and Second Amendment to Lease Agreement and Other Operative Agreements dated as of October 4, 1996 (the "ASSIGNMENT, CONSENT AND SECOND AMENDMENT") whereby FHMS assigned all of its right, title, interest and obligations in, to and under the Operative Agreements to Foundation Health Facilities, Inc., a California corporation ("FHF" or "LESSEE") and wholly owned Subsidiary of FHC;

     WHEREAS, FHC, Health Systems International, Inc., ("HSI") and FH Acquisition Corp., a wholly owned merger subsidiary of HSI, entered into an Agreement and Plan of Merger dated October 1, 1996 pursuant to which FH Acquisition Corp. merged with and into FHC and FHC became a wholly owned Subsidiary of HSI. HSI subsequently changed its name to Foundation Health Systems, Inc.;

     WHEREAS, the Owner Trustee and the Guarantor have agreed that the Guarantor shall enter into this Guaranty Agreement in replacement of the existing Guaranty Agreement dated as of May 25, 1995 extended by FHC to and for the benefit of the Owner Trustee;

     WHEREAS, the Owner Trustee, as lessor, and FHF, as construction agent and/or lessee, shall continue to be parties to (a) the Agency Agreement dated as of May 25, 1995 (as amended from time to time, the "AGENCY AGREEMENT") which provides for FHF to act as agent for the Owner Trustee in the acquisition, development and construction of certain real estate assets and

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(b) the Lease Agreement dated as of May 25, 1995 (as amended from time to time, the "LEASE") which provides for the leasing by the Owner Trustee to FHF of certain real estate assets;

     WHEREAS, the financing arrangement evidenced by the documents described above constitutes a substantial benefit to the Guarantor;

     NOW, THEREFORE, IT IS AGREED:

                                 ARTICLE I

                                DEFINITIONS

     1.01 DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Capitalized terms used in this Guaranty Agreement and not defined in this Section 1.01 shall have the meanings given to such terms in APPENDIX A to the Participation Agreement. Defined terms herein shall include in the singular number the plural and in the plural the singular:

     "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity (or securities convertible into or exchangeable for such capital stock, partnership interests, membership interests or equity) of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that (i) the Guarantor or the Subsidiary is the surviving entity or (ii) after giving effect to such merger or consolidation, such other Person has become a Subsidiary of the Guarantor.

     "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise; PROVIDED, that no Person shall be deemed to be an Affiliate of the Guarantor or any of its Subsidiaries solely as a result of management or consulting agreements between such Person and the Guarantor or any of its Subsidiaries executed by the Guarantor or any of its Subsidiaries in the ordinary course of business and pursuant to which the Guarantor or its Subsidiaries provide such services.

     "AGENCY AGREEMENT" shall have the meaning given to such term in the recitals hereto.


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     "AGENT" means NationsBank, as Agent for the Lenders under the Credit
Agreement, together with its successors and assigns.

     "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

     "CAPITAL LEASE" means any lease of property which in accordance with GAAP should be capitalized on the lessee's balance sheet or disclosed in a footnote thereto as a capitalized lease.

     "CHANGE OF CONTROL" means the acquisition by any Person other than Malik
M. Hasan, M.D., or by two or more Persons acting in concert, other than Malik M. Hasan, M.D., of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 20% or more of the outstanding shares of voting stock of the Guarantor.

     "CODE" means the Internal Revenue code of 1986, as amended, and regulations promulgated thereunder.

     "CONTINGENT OBLIGATION" means, as to any Person, any contingent liability, as such term is defined in GAAP, other than Guaranty Obligations; PROVIDED, HOWEVER, that notwithstanding the foregoing, "Contingent Obligations" shall not include any direct or indirect liability of the Guarantor to any Subsidiary of the Guarantor or of any Subsidiary of the Guarantor owed to the Guarantor or another Subsidiary of the Guarantor. The amount of any Contingent Obligations shall be calculated in accordance with GAAP.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Guarantor within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Guarantor or any ERISA Affiliate from a Multiemployer plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under
Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the


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imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Guarantor or any ERISA Affiliate.

     "EVENT OF DEFAULT" shall have the meaning given to such term in Section 2.05(a) hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

     "EXISTING CREDIT AGREEMENT" shall mean the Original Credit Agreement, as such may hereafter be amended, modified, supplemented, restated and/or replaced form time to time.

     "EXISTING CREDIT AGREEMENT EVENT OF DEFAULT" shall mean an "Event of Default" as such term is defined in the Existing Credit Agreement.

     "FHF" has the meaning given to such term in the recitals hereto.

     "FHMS" has the meaning given to such term in the recitals hereto.

     "FHF OBLIGATION" shall have the meaning given to such term in Section
2.01 hereof.

     "GAAP" shall have the meaning given to such term in the Participation Agreement.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTOR" shall have the meaning given to such term in the first paragraph hereof.

     "GUARANTY AGREEMENT" shall have the meaning given to such term in the first paragraph hereof.

     "GUARANTY DOCUMENTS" shall mean, collectively, the Guaranty Agreement and the Participation Agreement.

     "GUARANTY OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, with respect to any Indebtedness of another Person (the "primary obligor"). The amount of any Guaranty Obligation shall be deemed equal to the stated amount of the primary obligation in respect of which such Guaranty Obligation is made.

     "HMO" shall mean any Person which operates as a health maintenance organization.


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     "HMO EVENT" shall mean (a) the failure by the Guarantor or any of its
HMO Subsidiaries to comply in any material respect with any of the terms and provisions of any applicable HMO Regulation pertaining to the fiscal soundness, solvency or financial condition of the Guarantor or any of its HMO Subsidiaries if such failure is reasonably likely to have a Material Adverse Effect; or (b) the assertion in writing, after the date of this Guaranty Agreement, by an HMO Regulator that it intends to take administrative action against the Guarantor or any of its HMO Subsidiaries to revoke or modify any Governmental Approval of, or to enforce the fiscal soundness, solvency or financial provisions or requirements of such HMO Regulations against, the Guarantor or any of its HMO Subsidiaries, if such action, modification or enforcement is reasonably likely to have a Material Adverse Effect.

     "HMO REGULATIONS" means all Requirements of Law applicable to any HMO Subsidiary under federal or state law and any regulations, orders and directives promulgated or issued pursuant to the foregoing.

     "HMO REGULATOR" means any Person charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily, or jointly.

     "HMO SUBSIDIARY" shall mean any current or future Subsidiary of the Guarantor that is either an HMO or a regulated healthcare service contractor.

     "HOLDERS" shall have the meaning given to such term in APPENDIX A to the Participation Agreement.

     "INCORPORATED COVENANTS" shall have the meaning given to such term in
Article IV hereof.

     "INCORPORATED FINANCIAL COVENANTS" means the financial covenants contained in Section 7.12 of the Original Credit Agreement, together with any amendments, modifications, substitutions or replacements thereof which are part of the Incorporated Covenants in accordance with the terms of Article IV hereof.

     "INCORPORATED REPRESENTATIONS AND WARRANTIES" shall have the meaning given to such term in Article IV hereof.

     "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms and deferred compensation arrangements with officers, directors and employees); (c) all obligations (contingent or otherwise) with respect to Surety Instruments; PROVIDED, HOWEVER, that from July 8, 1997 through the fiscal quarter ending June 30, 1998, $15,000,000 of such obligations of the Guarantor of FHC with respect to letters of credit issued for the account of its Subsidiaries shall be excluded from this clause (c); (d) all obligations


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evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all net obligations with respect to Swap Contracts other than Swap Contracts that are Permitted Market Investments; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of other Persons (exclusive of the Guarantor and its Subsidiaries) of the kinds referred to in clauses (a) through (g) above.

     "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Government Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "INVESTMENT GUIDELINES" means those investment guidelines adopted by the Finance Committee of the Guarantor's board of directors on June 10, 1997, as more particularly set forth on EXHIBIT K.

     "LEASE" shall have the meaning given to such term in the recitals hereto.

     "LENDER" or "LENDERS" means each Lender now or hereafter named under the Credit Agreement.

     "LIEN" shall have the meaning given to such term in APPENDIX A to the Participation Agreement.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Guarantor to perform its obligations under this Guaranty Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor of the Guaranty Agreement.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of
Section 4001(a)(3) of ERISA, to which the Guarantor or any ERISA Affiliate makes, is making, or is


                                - 6 -
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obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

    "NATIONSBANK" means NationsBank of Texas, N.A., a national banking association, and its successors and assigns.

    "NEW FACILITY" shall have the meaning given to such term in Article IV hereof.

    "OPERATIVE AGREEMENTS" shall have the meaning given to such term in APPENDIX A to the Participation Agreement.

    "ORIGINAL CREDIT AGREEMENT" means the Credit Agreement dated as of July 8, 1997 among the Guarantor, the various banks and financial institutions which are parties thereto, Bank of America National Trust and Saving Association ("BA"), as administrative agent, BA and Citicorp USA, Inc., as syndication agents, and Bancamerica Securities, Inc. and Citicorp Securities, Inc., as arrangers, as amended from time to time.

    "OWNER TRUSTEE" shall have the meaning given to such term in the first paragraph hereof.

    "PARTICIPATION AGREEMENT" shall have the meaning given to such term in the recitals hereto.

    "PBGC" means the Pension Benefit Guaranty Corporation, or any
Governmental Authority succeeding to any of its principal functions under ERISA.

    "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

    "PERMITTED MARKET INVESTMENTS" shall mean any security that satisfies the Guarantor's Investment Guidelines.

    "PERSON" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

    "PROSPECTIVE PREMIUM DEFAULT" shall mean the institution, with respect to the Guarantor or any of its Subsidiaries, by an HMO Regulator pursuant to applicable HMO Regulations, of a restriction on the fees or premiums that any HMO Subsidiary of the Guarantor may charge that is likely to cause the Guarantor to be in default of one or more of the financial covenants in
Section 7.12 of the Existing Credit Agreement during one or more of the four fiscal quarters of the Guarantor following the effective date of such restriction; PROVIDED that, in determining such


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likelihood, due consideration shall be given of actions the Guarantor proposes to take, or to have any HMO Subsidiary take, in response to such restriction to the extent such actions have been communicated to the Banks within 30 days after the date the Guarantor first learns of such restrictions and so long as no other Default (whether or not related to such restriction) shall then have occurred and be continuing.

    "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

    "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or binding determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

    "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

    "SIGNIFICANT SUBSIDIARY" means each Subsidiary of the Guarantor that:

        (a) accounted for at least 5% of consolidated revenues of the Guarantor and its Subsidiaries or 5% of consolidated earnings of the Guarantor and its Subsidiaries before interest and taxes, in each case ending on the last day of the last fiscal quarter immediately preceding the date as of which any such determination is made; or

        (b) has assets which represent at least 5% of the consolidated assets of the Guarantor and its Subsidiaries as of the last day of the last fiscal quarter immediately preceding the date as of which any such determination is made;

all of which, with respect to CLAUSES (a) and (b), shall be as reflected on the financial statements of the Guarantor for the period, or as of the date, in question.

    "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Guarantor.

    "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.


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     "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing).

     "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     1.02 COMPUTATION OF TIME PERIODS. For purposes of computation of periods of time hereunder the word "from" means "from and including" and the words "to" and "until" each mean "to and including."

     1.03 ACCOUNTING TERMS. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

                                  ARTICLE II

                           BASIC GUARANTY PROVISIONS

     2.01 THE GUARANTEE. The Guarantor hereby guarantees to the Owner Trustee, (a) the payment by FHF when due (whether by acceleration or otherwise) of all amounts owing under the Agency Agreement, the Lease and/or under any of the other Operative Agreements to which FHF is a party, including specifically without limitation all payments under the Agency Agreement, of Basic Rent, of Supplemental Rent, and of other amounts now or hereafter owing by FHF in connection with the Agency Agreement, the Lease and/or the other Operative Agreements to which FHF is a party, as such obligations may be modified, extended or renewed from time to time, and (b) the performance by FHF of all obligations under the Agency Agreement, the Lease, the Participation Agreement and/or the other Operative Agreements to which FHF is a party (hereinafter such obligations under subsections (a) and (b) may be referred to herein as the "FHF OBLIGATIONS").

     2.02 OBLIGATIONS UNCONDITIONAL. The Guarantor agrees that the obligations of the Guarantor under Section 2.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the FHF Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise


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constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of the Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the FHF Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Operative Agreements or any other agreement or instrument referred therein shall be done or omitted;

          (c) the maturity of any of the FHF Obligations shall be accelerated, or any of the FHF Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Operative Agreements or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the FHF Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (d) any Lien granted to, or in favor of, the Agent, the Lenders or the Holders as security for any of the FHF Obligations (or as security for the guarantee thereof by the Guarantor) shall fail to attach or be perfected; or

          (e) any of the FHF Obligations shall be determined to be void or voidable or shall be subordinated to the claims of any Person.

     2.03 REINSTATEMENT. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the FHF Obligations is rescinded or must be otherwise restored by any holder of any of the FHF Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     2.04 WAIVERS BY THE GUARANTOR. (a) With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Owner Trustee exhaust any right, power or remedy or proceed against any Person under any of the Operative Agreements or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the FHF Obligations. Without limiting the generality of the foregoing or of any other provision of this Guaranty Agreement, and to the extent permitted by


                                     - 10 -

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law, the Guarantor also hereby waives and agrees not to assert or take advantage of (as a defense or otherwise):

          (i) Any right to require the Owner Trustee to proceed against FHF or any other Person or to proceed against or exhaust any security held by the Owner Trustee at any time or to pursue any other remedy available to the Owner Trustee under any other agreement before proceeding against the Guarantor hereunder;

         (ii) The defense of the statute of limitations in any action hereunder;

        (iii) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of the Owner Trustee to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

         (iv) Any failure on the part of the Owner Trustee to ascertain the extent or nature of the collateral subject to any of the Security Documents or any insurance or other rights with respect thereto, or the liability of any party liable with respect to the FHF Obligations;

          (v)    Any defense based upon an election of remedies by the Owner
     Trustee;

         (vi) Any right or claim to cause a marshaling of the assets of the Guarantor;

        (vii) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty Agreement;

       (viii) Any duty on the part of the Owner Trustee to disclose to the Guarantor any facts that the Owner Trustee may now or hereafter know about FHF or the Properties, regardless of whether the Owner Trustee has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of FHF, of the condition of the Properties, and of any and all circumstances bearing on the risk that liability may be incurred by the Guarantor hereunder;

         (ix) Any lack of notice of disposition or of manner of disposition of any collateral subject to any of the Security Documents;


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          (x)    Failure to properly record any document or any other lack of due diligence by the Owner Trustee in creating or perfecting a security interest in or collection, protection or realization upon any Property or in obtaining reimbursement or performance from any Person or entity now or hereafter liable for the FHF Obligations;

         (xi) The inaccuracy of any representation or other provision contained in any Operative Agreement (other than a representation by the Owner Trustee);

        (xii) Any sale or assignment of the FHF Obligations or the Operative Agreements, in whole or in part;

       (xiii) Any sale or assignment by FHF of any Property, or any portion thereof or interest therein, whether or not consented to by the Owner Trustee and any release by the Owner Trustee of any Property;

        (xiv) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Operative Agreements;

         (xv) Any lack of commercial reasonableness in dealing with any Property;

        (xvi) Any deficiencies in any Property or any deficiency in the ability of the Owner Trustee to collect or to obtain performance from any Persons or entities now or hereafter liable for the payment and performance of any of the FHF Obligations;

       (xvii) An assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of FHF) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Owner Trustee, to enforce any of its rights, whether now or hereafter acquired, which the Owner Trustee may have against the Guarantor or the Property;

      (xviii)    Any modification of the Operative Agreements or any
     obligation of FHF relating to the FHF Obligations by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

        (xix)    Any change in the composition of FHF;

         (xx) The release of FHF or of any other Person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any agreements, documents or instruments; and

         (xxi) Without limiting the generality of the foregoing, any rights and benefits which might otherwise be available to any guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2822, 2839, 2845
    through 2847, 2848, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and any successor sections to such sections of the Civil Code and Code of Civil Procedures.


    The Guarantor expressly acknowledges and agrees to the foregoing waivers in subclause (xxi) and the Guarantor further understands (with respect to California law) that: (A) Section 580d of the California Code of Civil Procedure generally prohibits a deficiency judgment against a borrower after a non-judicial foreclosure; (B) Guarantor's subrogation rights may be destroyed by a non-judicial foreclosure under the Mortgage Instrument (because the Guarantor may not be able to pursue FHF for a deficiency judgment by reason of the application of Section 580d of the California Code of Civil Procedure); (C) under UNION BANK V. GRADSKY, 265 Cal. App. 2nd 40
(1968), a lender may be estopped from pursuing a guarantor for a deficiency judgment after a non-judicial foreclosure (on the theory that a guarantor should be exonerated if a lender elects a remedy that eliminates the guarantor's subrogation rights) absent an explicit waiver, and (D) GRADSKY, SUPRA PROVIDES THAT THE GUARANTOR MAY WAIVE THAT DEFENSE, THUS ALLOWING A LENDER TO PURSUE THE GUARANTOR ON ITS GUARANTEE EVEN THOUGH THE GUARANTOR WILL NOT BE ABLE TO PURSUE FHF BECAUSE THE GUARANTOR'S SUBROGATION RIGHTS WILL HAVE BEEN DESTROYED. Without limitation on the generality of the other waivers contained in this Guaranty Agreement, the Guarantor hereby waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure of California or otherwise.

    (b)  Without limitation to the provisions of the preceding subparagraph
(a) or any other term or provision of this Guaranty Agreement, the Guarantor specifically acknowledges and agrees and consents to (i) the conveyance by the Owner Trustee from time to time of all or any part of the Property in accordance with the terms of the Operative Agreements, as determined by Owner Trustee in its sole discretion, without notice to or consent of the Guarantor, and (ii) the non-recourse provisions of Sections 14.10 of the Participation Agreement.

    2.05 EVENTS OF DEFAULT: REMEDIES.

         (a) EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT" and collectively "EVENTS OF DEFAULT") shall occur and be continuing:

         (i) REPRESENTATIONS, WARRANTIES AND COVENANTS. The Guarantor shall (A) fail to perform or observe any term, covenant or agreement of any of the Incorporated Financial Covenants and such default shall continue for a period of 20 days after the earlier of (I) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (II) the date upon which written notice thereof is given to the Guarantor by the Agent, any Lender or any Holder, or (B) fail to perform or observe any term, covenant or agreement referenced in Article IV (other than the Incorporated Financial Covenants referred to in subclause (A)) or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Guaranty Agreement or in any other Operative Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Guarantor by the Agent, any Lender or any Holder; or

         (ii)   CROSS-DEFAULT.  The Guarantor or any of its Subsidiaries
(A) fails to make any payment in respect of any Indebtedness or Contingent Obligation under a single agreement or transaction having a principal amount outstanding of more than $20,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after any applicable grace or notice period, if any; or (B) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount outstanding of more than $50,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after any applicable grace or notice period, if any; or (C) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation under a single agreement or transaction having a principal amount outstanding of more than $20,000,000, and such failure continues after the applicable grace or notice period (which grace period, if shorter than 30 days, shall be deemed extended to 30 days for purposes of this clause if (I) such Indebtedness or Contingent Obligation was assumed in connection with an Acquisition and is in an aggregate principal amount of not in excess of $50,000,000 and (II) not more than 90 days have elapsed since the consummation of such Acquisition), if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (D) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under one or more agreements or instruments relating to any Indebtedness or Contingent Obligation having an aggregate principal amount outstanding of more than $50,000,000, and such failure continues after the applicable grace or notice period (which grace period, if shorter than 30 days, shall be deemed extended to 30 days for purposes of this clause if (I) such Indebtedness or Contingent Obligation was assumed in connection with an Acquisition and is in an aggregate principal amount of not in excess of $50,000,000 and (II) not more than 90 days have elapsed since the consummation of such Acquisition), if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness of beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

          (iii) INSOLVENCY: VOLUNTARY PROCEEDINGS. The Guarantor or any Significant Subsidiary (A) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (B) except as otherwise expressly provided in the Original Credit Agreement, voluntarily ceases to conduct its business in the ordinary course; (C) commences any Insolvency Proceeding with respect to itself; or
(D) takes any action to effectuate or authorize any of the foregoing; or

           (iv) INVOLUNTARY PROCEEDINGS. (A) Any involuntary Insolvency Proceeding is commenced or filed against the Guarantor or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Guarantor's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated, or fully bonded within 60 days after commencement, filing or levy;
(B) the Guarantor or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (C) the Guarantor or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (v) ERISA. (A) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Guarantor under Title IV of ERISA, to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000; (B) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $20,000,000; or (C) the Guarantor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000; or

           (vi) MONETARY JUDGMENTS. One or more final judgments, final orders, decrees or arbitration awards is entered against the Guarantor or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more (or, in the case of the litigation described on SCHEDULE 8.01(i) hereto, $25,000,000 or more) and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof or the Guarantor shall not settle such judgment or award for less than $20,000,000 within 60 days after the entry thereof; or

          (vii) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Guarantor or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (viii)    CHANGE OF CONTROL. There occurs any Change of Control; or

           (ix) LOSS OF LICENSES. Any HMO Regulator or any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Guarantor or any Subsidiary, or the Guarantor or any Subsidiary for any reason loses any material license, permit or franchise, or the Guarantor or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                (x) HMO EVENT. An HMO Event shall have occurred and remain unremedied for the lesser of 90 days after the occurrence of such event or five days after the duration of any cure period imposed for the cure of such HMO Event by the HMO Regulator administering the pertinent HMO Regulations; or

               (xi) PROSPECTIVE PREMIUM DEFAULT. A Prospective Premium Default shall have occurred; or

              (xii) MATERIAL ADVERSE EFFECT. An event occurs which constitutes a Material Adverse Effect; or

             (xiii) EXISTING CREDIT AGREEMENT EVENT OF DEFAULT. Any Existing Credit Agreement Event of Default; or

              (xiv)   LEASE EVENT OF DEFAULT. Any Lease Event of Default.

          (b) REMEDIES. Upon the occurrence of an Event of Default, then, and in any such event, the Owner Trustee may by notice to the Guarantor declare its obligations under the Operative Agreements to be terminated, whereupon the same shall forthwith terminate, and the Owner Trustee shall have the right to exercise its remedies in accordance with
     Article XVII of the Lease and the Owner Trustee may, without the necessity of further action, call upon the Guarantor for prompt payment and/or performance.

          The Guarantor agrees that, as between the Guarantor, on the one hand, and the Owner Trustee, on the other hand, the FHF Obligations may be declared to be forthwith due and payable as provided in the Lease (and shall be deemed to have become automatically due and payable in the circumstances provided in the Lease) for purposes of Section 2.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such FHF Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such FHF Obligations being deemed to have become automatically due and payable), such FHF Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of said
     Section 2.01.

     2.06 NO SUBROGATION; NO RECOURSE AGAINST OWNER TRUSTEE. Notwithstanding the satisfaction by the Guarantor of any liability of the Guarantor hereunder, the Guarantor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of FHF or to any Property. In connection with the foregoing, the Guarantor expressly waives any and all rights of subrogation to the Owner Trustee against FHF, and the Guarantor hereby waives any rights to enforce any remedy which the Owner Trustee may have against FHF and any right to participate in any Property. Further, the Guarantor shall have no right of recourse against the Owner Trustee by reason of any action that the Owner Trustee may take or omit to take under, and in accordance with, the provisions of this Guaranty Agreement or under the provisions of any of the Operative Agreements.

     2.07 CONTINUING GUARANTEE. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all FHF Obligations whenever arising.


                                  ARTICLE III

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV

                     REPRESENTATIONS, WARRANTIES AND COVENANTS

     Reference is made to the representations and warranties contained in
Article V of the Existing Credit Agreement (hereinafter referred to as the "INCORPORATED REPRESENTATIONS AND WARRANTIES") and the covenants contained in
Article VI and Article VII of the Existing Credit Agreement (hereinafter referred to as the "INCORPORATED COVENANTS"). The Guarantor agrees with the Owner Trustee that the Incorporated Representations and Warranties and the Incorporated Covenants (and all other relevant provisions of the Existing Credit Agreement related thereto) are hereby incorporated by reference into this Guaranty Agreement to the same extent and with the same effect as if set forth fully herein, including without limitation any and all waivers, amendments, modifications or replacements of the Existing Credit Agreement or any term or provision of the Incorporated Representations and Warranties and the Incorporated Covenants occurring subsequent to the date of this Guaranty Agreement and the Guarantor further agrees that the Incorporated Representations and Warranties shall be deemed to be restated and made as of the date hereof and as of the date of each Requisition. In the event a waiver is grated under the Existing Credit Agreement or an amendment or modification is executed with respect to the Existing Credit Agreement, and such waiver, amendment and/or modification affects the Incorporated Representations and Warranties or the Incorporated Covenants, then such waiver, amendment or modification shall automatically be effective with respect to the Incorporated Representations and Warranties and the Incorporated Covenants as incorporated by reference into this Guaranty Agreement without further action. If any Lender is not a lender under the Existing Credit Agreement, Guarantor shall deliver to such Lender a copy of the waiver, amendment or modification affecting the Incorporated Representations or Warranties or the Incorporated

Covenants. In the event of any replacement of the Existing Credit Agreement with a similar credit facility (the "NEW FACILITY") then, if each of the Lenders are lenders under the New Facility, the representations, warranties and covenants contained in the New Facility which correspond to the representations, warranties and covenants contained in Article V, Article VI and Article VII of the Existing Credit Agreement shall automatically become Incorporated Representations and Warranties and the Incorporated Covenants hereunder without further action. If one or more of the Lenders is not a lender under the New Facility, (i) the Guarantor shall deliver, or cause to be delivered, a copy of the executed New Facility to each of the Lenders on or prior to the effective date thereof and the Majority Lenders shall elect whether (i) the representations, warranties and covenants contained in the New Facility which correspond to the representations, warranties and covenants contained in Article IV and Article V of the Existing Credit Agreement shall become the Incorporated Representations and Warranties and the Incorporated Covenants hereunder or (ii) the representations, warranties and covenants contained in Article V, Article VI and Article VII of the Existing Credit Agreement immediately prior to such termination (as such may have been amended, modified, supplemented, restated and/or replaced from time to time prior to the termination of the Existing Credit Agreement) shall continue to be the Incorporated Representations and Warranties and the Incorporated Covenants hereunder. If the Existing Credit Agreement is terminated and not replaced, then the representations, warranties and covenants contained in
Article V, Article VI and Article VII of the Existing Credit Agreement immediately prior to such termination (as such may have been amended, modified, supplemented, restated and/or replaced from time to time prior to such termination) shall continue to be the Incorporated Representations and Warranties and the Incorporated Covenants hereunder.


                                  ARTICLE V

                                MISCELLANEOUS

     5.01 NOTICES. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed (by ministered or certified mail, return receipt requested, postage prepaid), addressed to the respective parties, as follows:

if to the Guarantor:

                       Foundation Health Systems, Inc.
                       3400 Data Drive
                       Rancho Cordova, California 95670
                       Attn: Chief Financial Officer
                       Telephone: (916) 631-5000
                       Telecopy: (916) 631-5335
if to the Owner Trustee:

                       First Security Bank, National Association
                       79 South Main Street
                       Salt Lake City, Utah 84111
                       Attn: Val T. Orton
                       Telephone: (801) 246-5300
                       Telecopy: (801) 246-5053

or such additional parties and/or other address as such party may hereafter designate, and shall be effective upon receipt or refusal thereof.

     5.02 BENEFIT OF AGREEMENT. This Guaranty Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto and the assignees of the Owner Trustee (which assignees include the Agent and the Lenders pursuant to the terms of the Security Agreement). The Guarantor shall not assign and transfer any of its rights or obligations hereunder without the prior written consent of the Owner Trustee.

     5.03 NO WAIVER, REMEDIES CUMULATIVE. No failure or delay on the part of the Owner Trustee in exercising any right, power or privilege hereunder or under any other Guarantor Document and no course of dealing between the Guarantor and the Owner Trustee shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Guarantor Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Owner Trustee would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Owner Trustee to any other or further action in any circumstances without notice or demand.

     5.04 PAYMENT OF EXPENSES, ETC. The Guarantor agrees to:

          (a) pay all reasonable out-of-pocket costs and expenses of the Owner Trustee, the Agent, the Lenders and the Holders in connection with any amendment, waiver or consent relating to this Guaranty Agreement or any of the Guarantor Documents which was requested by either the Guarantor or the Lessee, and, in addition, pay all such costs and expenses related to any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Guarantor under this Guaranty Agreement and all such costs and expenses of the Owner Trustee, the Agent, the Lenders and the Holders in connection with enforcement of the Guarantor Documents (including, without limitation, the reasonable fees and disbursements of counsel for the Owner Trustee, the Agent, the Lenders and the Holders); and

         (b) pay and hold harmless the Owner Trustee, the Agent, the Lenders and the Holders from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and hold harmless the Owner Trustee, the Agent, the Lenders and the Holders from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

    5.05 AMENDMENTS, WAIVERS AND CONSENTS. Neither Guarantor Document nor any of the terms thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is approved or consented to in writing by the Owner Trustee. Any such amendment, change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purpose for which given.

    5.06 COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart.

    5.07 HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty Agreement.

    5.08 GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

    5.09 SEVERABILITY. If any provision of any of the Guarantor Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

    5.10 ENTIRETY. This Guaranty Agreement together with the other Guarantor Documents represent the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Guarantor Documents or the transactions contemplated herein and therein.

    IN WITNESS WHEREOF, the Guarantor has caused a counterpart of this Guaranty Agreement to be duly executed under seal and delivered as of the date first above written.

                                       FOUNDATION HEALTH SYSTEMS, INC.

                                       By: /s/ B. Curtis Westen
                                          ----------------------------------
                                       Name: B. Curtis Westen
                                            --------------------------------
                                       Title: Senior Vice President, General
                                             -------------------------------
                                              Counsel and Secretary

Acknowledged and Accepted:

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually but solely as Owner Trustee under the FH Trust 1995-1

By: /s/ Val T. Orton
   ----------------------------------
Name: Val T. Orton
     --------------------------------
Title: Vice President
      -------------------------------